Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-254700 and 333-254703) and on Form S-8 (Nos. 333-173025, 333-173024, 333-162883, 333-162884, 333-162885, 333-162886, 333-121089, and 333-233226) of Merck & Co., Inc. of our report dated February 24, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 24, 2023